UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2016

GARMATEX HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4752858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7458 Allison Place, Chilliwack, British Columbia, Canada V4Z 1J7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 778.823.3104

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement.

As of April 24, 2017, we entered into a Marketing and Consulting Agreement (the “Agreement”) dated April 24, 2017 with CorProminence LLC (“Core”), a New York limited liability company, d/b/a as CORE IR, whereby Core agreed to provide a strategic market and investor awareness program by providing comprehensive corporate consulting and shareholder communication development (the “Services”) to our company. The term of the Agreement is for a period of one year expiring on April 23, 2018. In consideration for the Services, we have agreed to pay Core US$5,000 per month until June 24, 2017 and US$10,000 per month from July 24, 2017 until March 24, 2018. In addition, we have agreed to issue 112,000 shares of our common stock to Core on July 24, 2017. We intend to issue these shares to one U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) relying on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 promulgated thereunder.

Item 3.02        Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 5.01 Changes in Control of Registrant.

In March 2016, Jose Montes, a majority stockholder of our company, sold to Devon Loosdrecht 16,500,000 shares (1,320,000 pre-split shares) of our common stock for total consideration of $1,320. Mr. Loosdrecht paid the $1,320 purchase price for these shares using cash on hand.

Immediately after the completion of this purchase, Mr. Loosdrecht held approximately 52.4% of our issued and outstanding common stock (approximately 46.2% of the issued and outstanding shares of common stock of the Company as of June 19, 2017).

In connection with this purchase, on March 14, 2016, Mr. Loosdrecht was appointed as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director of our company.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

The information contained in this Item 5.01 of this current report on Form 8-K, together with the information contained in the following documents filed with the Securities Exchange Commission, constitutes the information that would be required if our company were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934 reflecting all classes of our securities subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 upon consummation of the change in control described above, with such information reflecting our company and its securities upon consummation of the change in control described above:

1.	Current Report on Form 8-K, filed on March 16, 2016;

2.	Quarterly Report on Form 10-Q, filed on March 9, 2016;

3.	Quarterly Report on Form 10-Q, filed on December 15, 2015;

4.	Quarterly Report on Form 10-Q, filed on September 14, 2015;

5.	Annual Report on Form 10-K, filed on June 29, 2015;

6.	Current Report on Form 8-K, filed on June 10, 2015; and

7.	Current Report on Form 8-K, filed on May 22, 2015;

8.	Descriptions of our securities, recent sales of unregistered securities, and indemnification of our directors and officers contained in the Current Report on Form 8-K, filed on March 16, 2017.

The information contained in the above filings has been updated by the Current Report on Form 8-K, filed on March 16, 2017, which contains the “Form 10 Information” as defined in Rule 144 promulgated under the Securities Act of 1933 reflecting our company’s status as an entity that is no longer a “shell” company, the Current Report on Form 8-K, filed on June 15, 2017, which relates to the changes in our company’s certifying accountant, and this Current Report on Form 8-K, including our news release dated June 5, 2017, a copy of which is furnished herewith.

Item 8.01 Other Events.

A copy of our news release dated June 5, 2017 is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

10.1	Marketing and Consulting Agreement dated April 24, 2017 with CorProminence LLC

99.1	News release dated June 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMATEX HOLDINGS LTD.

By:

/s/ Devon Loosdrecht
Devon Loosdrecht
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

Date: June 23, 2017